FOR IMMEDIATE RELEASE


           PULASKI FINANCIAL NOMINATES VETERAN COMMERCIAL REAL ESTATE
             EXECUTIVE LEE WIELANSKY TO SERVE ON BOARD OF DIRECTORS


ST. LOUIS, DECEMBER 20, 2004--Pulaski Financial Corp. (Nasdaq: PULB) today announced it has nominated long-time St. Louis commercial real estate executive Lee Wielansky to serve on the company's board of directors. He will be up for election at Pulaski's annual meeting of shareholders January 27, 2005.

Wielansky, 53, is chairman and chief executive officer of Midland Development Group Inc., based in St. Louis and Jacksonville, Florida. He also is the lead trustee of Acadia Realty Trust, a real estate investment trust (REIT) listed on the New York Stock Exchange with a market value of about $450 million. From 1989 to 2004, he also was on the executive committee and holding company board of Allegiant Bancorp, which was acquired by National City.

Wielansky has more than 25 years experience in commercial real estate operations, including supervising the development, leasing and management of more than 20 million square feet of retail space in more than 100 shopping centers.

"Lee's tremendous background in commercial real estate will benefit us immediately as we continue to grow our commercial division," said William A. Donius, chairman and chief executive officer. "Acquiring the best talent available has been the cornerstone of our company's growth strategy, and finding the most appropriate candidates to serve on our board is a key part of that. We believe Lee will make a significant contribution to the company."

Wielansky was president, chief executive officer and founding partner of Midland Development Group--one of the most successful developers of commercial real estate in the Midwest, Denver, Dallas and Raleigh, North Carolina--when it was acquired by Regency Centers Corporation in 1998. Regency, a publicly traded REIT, is a leading owner, operator and developer of grocery-anchored shopping centers in the United States, including 30 million square feet in 300 centers. Wielansky was one of the managing directors at Regency.

Following that, Wielansky served as president and chief executive officer of JDN Development Company, Inc., a wholly owned subsidiary of JDN Realty Corporation. JDN Realty is a publicly traded REIT with more than $1 billion in assets,

Wielansky, who received a bachelor's degree in business administration, with a major in real estate and finance, from the University of Missouri-Columbia, recently restarted Midland Development Group. Earlier in his career, Wielansky served as senior vice president and partner for the St. Louis office of Leo Eisenberg & Co., one of the largest community center developers in the country and prior to that headed the brokerage division of Sachs Properties.

In 1980 Wielansky was the first Certified Commercial Investment Member (CCIM) named in St. Louis. CCIM is a designation awarded to select real estate executives who demonstrate proficiency in all aspects of commercial investment real estate. For three years, he served as President of CCIM. He also served a three-year term on the Board of Directors of the St. Louis Association of Realtors and in 1991 was the first President of the Commercial Division of the St. Louis of Realtors. In 1990 he was awarded the Commercial Realtor of the Year award.

Pulaski Financial Corp., operating in its 83rd year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis and Kansas City metropolitan areas. The bank offers a full line of quality retail-banking products through seven full-service banks. The company's website can be accessed at www.pulaskibankstl.com. Visit the shareholder information page for useful and
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comparative data.

STATEMENTS CONTAINED IN THIS NEWS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON THE BELIEFS AND EXPECTATIONS OF MANAGEMENT AS WELL AS THE ASSUMPTIONS MADE USING INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT. SINCE THESE STATEMENTS REFLECT THE VIEWS OF MANAGEMENT CONCERNING FUTURE EVENTS, THESE STATEMENTS INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THESE RISKS AND UNCERTAINTIES INCLUDE AMONG OTHERS, CHANGES IN MARKET INTEREST RATES AND GENERAL AND REGIONAL ECONOMIC CONDITIONS, CHANGES IN GOVERNMENT REGULATIONS, CHANGES IN ACCOUNTING PRINCIPLES AND THE QUALITY OR COMPOSITION OF THE LOAN AND INVESTMENT PORTFOLIOS AND OTHER FACTORS THAT MAY BE DESCRIBED IN THE COMPANY'S QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTERS ENDED DECEMBER 31, MARCH 31 AND JUNE 30 AND IN ITS ANNUAL REPORT ON FORM 10-K, EACH FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE AVAILABLE AT THE SECURITIES AND EXCHANGE COMMISSION'S INTERNET WEBSITE (WWW.SEC.GOV) AND TO WHICH REFERENCE IS HEREBY
                               -----------
MADE. THEREFORE, ACTUAL FUTURE RESULTS MAY DIFFER SIGNIFICANTLY FROM RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS.

FOR ADDITIONAL INFORMATION CONTACT:
     William A. Donius, Chairman & CEO            Karl Plath or Brien Gately
     Pulaski Financial Corp.                      The Investor Relations Company
     (314) 878-2210 Ext. 3610                     (847) 296-4200


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